Exhibit 99.1

Contacts:
Medivation, Inc.	WeissComm Partners
Patrick Machado, Chief Financial Officer	Jani Bergan
(415) 829-4101	(415) 946-1064

MEDIVATION REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS AND

PROVIDES CORPORATE UPDATE

— Conference Call Today at 4:30 p.m. Eastern Time —

SAN FRANCISCO, August 5, 2009 – Medivation, Inc. (NASDAQ: MDVN) today reported on its corporate progress and financial results for the second quarter ended June 30, 2009.

“In the past several months, we completed enrollment in our confirmatory, pivotal Phase 3 CONNECTION trial of dimebon (latrepirdine*) in Alzheimer’s disease; initiated the pivotal Phase 3 HORIZON trial of dimebon in Huntington disease; reported important clinical data from both our dimebon and MDV3100 development programs; and raised $62.4 million to further solidify our financial foundation,” said David Hung, M.D., president and chief executive officer of Medivation. “We remain focused on executing our milestones, including initiating three additional Phase 3 trials before year end: two dimebon trials in moderate-to-severe Alzheimer’s patients and a trial of MDV3100 in advanced prostate cancer.”

Recent Accomplishments and Near-Term Milestones

Dimebon (latrepirdine)

•	Completed patient enrollment in CONNECTION, a confirmatory, pivotal Phase 3 trial in patients with mild-to-moderate Alzheimer’s disease.

•

Continued patient enrollment in the Phase 3 CONCERT trial, a 12-month clinical trial in patients with mild-to-moderate Alzheimer’s disease that is designed to evaluate the efficacy of dimebon when added to ongoing treatment with donepezil (Aricept®), the leading Alzheimer’s disease medication worldwide.

•

Continued enrollment in a placebo-controlled Phase 3 safety study in 750 Alzheimer’s disease patients on a variety of background anti-dementia drugs. The purpose of the safety study is to generate a sufficient safety database to provide the option for an earlier-than-planned filing of the initial marketing application should Medivation and Pfizer elect to pursue that option.

•	On track to initiate two additional Phase 3 trials this year that will evaluate dimebon in a total of approximately 1,100 patients with moderate-to-severe Alzheimer’s disease.

•

Presented at the Alzheimer’s Association 2009 International Conference on Alzheimer’s Disease (ICAD) positive safety and tolerability data from a Phase 1 trial showing that dimebon was well tolerated when used in combination with donepezil in patients with mild-to-moderate Alzheimer’s disease.

•	Initiated HORIZON, a six-month, double-blind, placebo-controlled Phase 3 trial to evaluate dimebon’s potential benefits on cognition in patients with Huntington disease.

•	Received orphan drug designation for dimebon from the U.S. Food and Drug Administration for the treatment of Huntington disease.

*	Latrepirdine is the proposed generic (nonproprietary) name for dimebon.

MDV3100

•

Reported at the American Society of Clinical Oncology (ASCO) Annual Meeting positive new efficacy data from a Phase 1-2 study in patients with castration-resistant prostate cancer (CRPC), confirming previously reported results that MDV3100 consistently demonstrated anti-tumor activity in both chemotherapy-naïve and post-chemotherapy CRPC patients across dose levels and endpoints, as evaluated by reductions in prostate specific antigen levels, radiographic findings and circulating tumor cell counts.

•

Completed analysis of the full data set from the Phase 1-2 trial and concluded that the anti-tumor effects were similar between doses of 150 and 240 mg/day, while the lower dose group was better tolerated (Grade 3 fatigue of nine percent at 240 mg/day versus none at 150 mg/day). No seizures have been reported at either dose.

•

On track to initiate this year AFFIRM, a randomized, placebo-controlled, double-blind Phase 3 survival trial, which will evaluate 160 mg/day of MDV3100 in men with CRPC who were previously treated with docetaxel-based chemotherapy.

Corporate

•	Successfully raised net proceeds of $62.4 million in a public offering of the Company’s common stock.

Second Quarter 2009 Financial Results

Revenue for the second quarter of 2009 was $16.3 million, consisting of partial recognition of the non-refundable up-front payment of $225.0 million received from Pfizer in October 2008. The up-front payment was recorded as deferred revenue upon receipt and is being recognized on a straight-line basis over the estimated performance period of the Company’s obligations under its collaboration agreement with Pfizer, which the Company presently expects to complete in the first quarter of 2012.

Total operating expenses for the three months ended June 30, 2009, were $24.2 million, compared with total operating expenses of $18.7 million for the same period in 2008. These figures included non-cash stock-based compensation expense of $2.5 million in the quarter ended June 30, 2009, compared with $2.1 million for the same period in 2008.

For the six months ended June 30, 2009, total operating expenses were $46.2 million, compared with total operating expenses of $34.6 million for the same period in 2008. These figures included non-cash stock-based compensation expense of $5.1 million in the six months ended June 30, 2009, compared with $4.2 million for the same period in 2008.

Beginning October 21, 2008, Pfizer became responsible for 60 percent of all dimebon-related development and commercialization costs in the U.S., and 100 percent of such costs outside the U.S. The parties are making quarterly true-up payments as necessary to ensure that each bears its applicable share of costs. For the second quarter of 2009, the true-up payment payable to Medivation was $6.2 million. Medivation presents these cost-sharing true-up payments in the applicable expense line of its statement of operations.

Medivation reported a net loss for the quarter ended June 30, 2009, of $8.9 million, or $0.29 per share, compared with a net loss of $18.5 million, or $0.64 per share, for the same period in 2008. For the six months ended June 30, 2009, the net loss was $14.5 million, or $0.47 per share, compared with a net loss of $34.1 million, or $1.18 per share, for the same period in 2008.

Cash, cash equivalents and short-term investments at June 30, 2009, totaled $237.7 million, compared with $221.4 million at December 31, 2008, and $200.7 million at March 31, 2009.

Updated 2009 Financial Outlook

Medivation currently expects that total operating expenses for 2009, net of cost-sharing payments from Pfizer, will be between $117 and 127 million, down from its prior forecast of between $130 and 140 million. Both the current and prior forecasts include approximately $10 million of non-cash stock-based compensation expense.

Conference Call Information

To participate by telephone in today’s live call beginning at 4:30 p.m. Eastern Time by telephone, please call 888-287-5532 from the U.S. or +1-719-325-2124 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website at www.medivation.com. A replay also will be available for 30 days following the live call.

About Medivation

Medivation, Inc. is a biopharmaceutical company focused on the rapid development of novel small molecule drugs to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their caregivers. In September 2008, Medivation announced a global agreement with Pfizer Inc to develop and commercialize dimebon (latrepirdine) for the treatment of Alzheimer’s and Huntington diseases. With Pfizer, the Company is conducting a broad dimebon clinical development program that includes several Phase 3 trials assessing the efficacy and safety of dimebon taken alone or in combination with other Alzheimer’s medications in patients with mild, moderate and severe Alzheimer’s disease. The companies are also conducting a Phase 3 trial of dimebon in Huntington disease. In addition, a Phase 1-2 clinical trial of MDV3100 in patients with castration-resistant (also known as hormone-refractory) prostate cancer is ongoing, and a Phase 3 trial is expected to begin this year. For more information, please visit us at http://www.medivation.com.

This press release contains forward-looking statements, including statements regarding the timing of clinical trial initiation and regulatory filings, the performance of the Company’s obligations under its collaboration agreement with Pfizer, and future operating expenses, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Medivation’s actual results to differ significantly from those projected, including, without limitation, risks related to progress, timing and results of Medivation’s clinical trials, difficulties or delays in obtaining regulatory approval, enrollment of patients in Medivation’s clinical trials, partnering of Medivation’s product candidates, including Medivation’s dependence on the efforts of and funding by Pfizer for the development of dimebon, manufacturing of Medivation’s product candidates, competition with Medivation’s product candidates should they receive marketing approval, the adequacy of Medivation’s financial resources, unanticipated expenditures or liabilities, intellectual property matters, and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed today with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Medivation disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

~financial statements to follow~

MEDIVATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Collaboration revenue	$16,340	$—	$32,680	$—

Operating expenses:
Research and development	17,545	14,258	33,321	26,214
Selling, general and administrative	6,611	4,457	12,916	8,410

Total operating expenses	24,156	18,715	46,237	34,624

Loss from operations	(7,816)	(18,715)	(13,557)	(34,624)
Other income (expense):
Interest income	305	182	814	564
Other income (expense), net	(148)	(10)	(97)	(11)

Total other income	157	172	717	553

Loss before provision for income taxes	(7,659)	(18,543)	(12,840)	(34,071)
Provision for income taxes	1,264	—	1,692	2

Net loss	$(8,923)	$(18,543)	$(14,532)	$(34,073)

Basic and diluted net loss per share	$(0.29)	$(0.64)	$(0.47)	$(1.18)

Weighted average common shares used in the calculation of basic and diluted net loss per share	31,154	28,943	30,632	28,895

MEDIVATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$29,990	$71,454
Short-term investments	207,711	149,968
Receivable from collaboration partner	6,177	3,522
Prepaid expenses and other current assets	5,902	1,957

Total current assets	249,780	226,901

Property and equipment, net	952	768
Restricted cash	843	843
Intellectual property, net	51	54
Other non-current assets	709	706

Total assets	$252,335	$229,272

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,491	$7,166
Accrued expenses	10,525	5,772
Deferred revenue	65,361	64,286
Other current liabilities	112	93

Total current liabilities	81,489	77,317

Deferred revenue, net of current	114,381	148,137
Other non-current liabilities	395	399
Series A redeemable preferred stock	11	11

Total liabilities	196,276	225,864

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 50,000,000 shares authorized; issued and outstanding 33,359,540 shares at June 30, 2009 and 30,088,390 at December 31, 2008	334	301
Additional paid-in capital	192,918	125,074
Accumulated other comprehensive income/(loss)	(1)	693
Accumulated deficit	(137,192)	(122,660)

Total stockholders’ equity	56,059	3,408

Total liabilities and stockholders’ equity	$252,335	$229,272